LARSSON, WOODYARD & HENSON, LLP
                     CERTIFIED PUBLIC ACCOUNTANTS
       702 E. COURT STREET, P.O. BOX 426, PARIS, ILLINOIS 61944
               TEL: (217) 465-6494, FAX: (217) 465-6499



                                                           EXHIBIT 23.1


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 20, 1995 included in CSB Financial Group, Inc.'s Form 10-KSB for the year ended September 30, 1995 and to all references to our Firm included in this registration statement.



                                 /s/ Larsson Woodyard & Henson LLP

                                 LARRSON WOODYARD & HENSON LLP



Paris, Illinois
August 14, 1996